                            Cayenne Software, Inc.

                                            Trade Date         # of shares           Price                    Net $
                                            ----------         -----------           -----                    -----
Associated Capital
                                               5/12/97              20,000          $4.830               $96,600.00
                                               5/15/97              40,000          $3.750              $150,000.00
                                               5/16/97               2,500          $3.500                $8,750.00
                                               5/19/97               2,500          $3.670                $9,175.00
                                               5/20/97               2,500          $3.563                $8,906.25
                                               5/21/97               5,000          $3.330               $16,650.00
                                               5/22/97               1,000          $3.580                $3,580.00
                                               5/23/97                 500          $3.500                $1,750.00
                                               5/29/97              22,500          $3.530               $79,425.00
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL           1,096,500          $5.021            $5,506,008.25

Associated Offshore
                                                5/9/97               5,000          $3.688               $18,437.50
                                               5/12/97              10,000          $3.830               $38,300.00
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL              70,000          $4.128              $288,925.00

Selig Zises
                                               5/05/97              10,000          $3.794               $37,938.00
                                               5/09/97               5,000          $3.625               $18,125.00
                                               5/09/97              10,000          $3.625               $36,250.00
                                               5/13/97              35,000          $3.750              $131,250.00
                                               5/14/97               3,000          $3.768               $11,302.50
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL             795,400          $4.783            $3,804,623.50

Inge Frankel
                                               5/13/97              10,000          $3.830               $38,300.00

                                            Trade Date         # of shares           Price                    Net $
                                            ----------         -----------           -----                    -----
                                             SUB TOTAL              45,000          $4.966              $223,487.50

Jay Zises
                                                5/8/97               5,000          $3.688               $18,437.50
                                          -------------        -------------       --------           -------------
                                             SUB TOTAL             486,600          $3.842            $1,869,495.55

Current TOTAL                                                    2,744,300
                                                               -------------

Percent Owned                                                        15.4%
                                                               -------------

**       Parentheses indicate sale of shares.